UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

ACTUANT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

13000 West Silver Spring Drive

Butler, Wisconsin 53007

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (414) 352-4160

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

R. Alan Hunter was appointed to the Board of Directors, effective November 7, 2007. Mr. Hunter is a retired executive from The Stanley Works where he had served as President and Chief Operating Officer from 1993-1997, as well as Vice President Finance and Chief Financial Officer from 1986-1993. He joined The Stanley Works in 1974 and prior to that time was an Officer in the United States Navy. Mr. Hunter has been involved in several business and community organizations since retiring from Stanley in 1997.

Kathleen J. Hempel will be retiring from the Board at the Company’s Annual Meeting of Shareholders in January 2008 following seven years of distinguished service on the Board.

A copy of the press release announcing the appointment of Mr. Hunter and the retirement of Ms. Hempel is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Actuant Corporation dated November 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUANT CORPORATION

Date: November 13, 2007
/s/ Andrew G. Lampereur

Name: Andrew G. Lampereur Title: Executive Vice President and Chief Financial Officer